UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) December 29, 1997



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)













Item 5.  Other Events

     On December 29, 1997, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated December 29, 1997, regarding rejection of an offer to purchase.







                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    December 29, 1997                 /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President






                                     EXHIBIT





NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: December 29, 1997


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320


                     NORTH BANCSHARES, INC.
                      REJECTS OFFER FROM
                    SUCCESS BANCSHARES, INC.

Chicago, Illinois, December 29, 1997, - North Bancshares, Inc., (NASDAQ-NBSI), the Board of Directors of North Bancshares, Inc. ("the Company"), announced today that it has declined Success Bancshares, Inc.'s proposal to acquire the Company and reaffirmed its long standing position that the Company is not for sale.

North Federal Savings Bank, the Company's wholly owned subsidary, primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 37 consecutive quarters from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at http://northfederal.com to read previous press releases, examine filings with the SEC, read about our history, and check out our products, services and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."